As filed with the Securities and Exchange Commission on June 11, 1998, Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


           DELAWARE                                         04-2977748
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)



   METROPOLITAN TECHNOLOGY PARK, ONE PARK WEST, TEWKSBURY, MA          01876
       (Address of Principal Executive Offices)                   (Zip Code)

                            1997 STOCK OPTION PLAN
                           (Full title of the Plan)


                               WILLIAM J. MILLER
                            CHIEF EXECUTIVE OFFICER
                             AVID TECHNOLOGY, INC.
                  METROPOLITAN TECHNOLOGY PARK, ONE PARK WEST
                             TEWKSBURY, MA  01876
                    (Name and address of agent for service)

                                (978) 640-6789
         (Telephone number, including area code, of agent for service)

=========================================================================================
 Title of securities     Amount to    Proposed maximum    Proposed maximum    Amount of
  to be registered     be Registered   offering price    aggregate offering  registration
                                         per share            price             fee
-----------------------------------------------------------------------------------------

Common Stock             1,000,000           $39.84 (1)         $39,843,750       $11,754
 $.01 par value           shares
=========================================================================================
(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the
    Nasdaq National Market on June 4, 1998 in accordance with Rules 457(c) and
    457(h) of the Securities Act of 1933, as amended.
=========================================================================================

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1997 Stock Option Plan of Avid Technology, Inc., a Delaware corporation (the "Registrant") pursuant to Rule 428(b)(1).

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (c) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article SIXTH of the Registrant's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

     Article ELEVENTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Board of Directors of the Registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the Registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article ELEVENTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Company has a Directors and Officers liability policy that insures the Company's officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings

     1.  The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 15th day of May, 1998.

                              AVID TECHNOLOGY, INC.


                              By:    /s/ William J. Miller
                                    ---------------------------
                                    William J. Miller
                                    Chief Executive Officer and
                                    Chairman of the Board

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute William J. Miller, William L. Flaherty and Frederic G. Hammond, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                            Date
---------                    -----                                            ----
/s/ William J. Miller      Chief Executive Officer and Chairman            May 15, 1998
------------------------   of the Board (Principal Executive Officer)
William J. Miller

/s/ William L. Flaherty    Senior Vice President of Finance and Chief      May 15, 1998
------------------------   Financial Officer (Principal Financial Officer)
William L. Flaherty

/s/ Charles T. Brumback    Director                                        May 11, 1998
------------------------
Charles T. Brumback

/s/ William E. Foster      Director                                        May 10, 1998
------------------------
William E. Foster

/s/ Peter C. Gotcher       Director                                        May 23, 1998
------------------------
Peter C. Gotcher

/s/ Robert M. Halperin     Director                                        May 15, 1998
------------------------
Robert M. Halperin

/s/ Nancy Hawthorne        Director                                        May 11, 1998
------------------------
Nancy Hawthorne

/s/ Roger J. Heinen        Director                                        May 9, 1998
------------------------
Roger J. Heinen, Jr.

/s/ Lucille S. Salhany     Director                                        May 15, 1998
------------------------
Lucille S. Salhany

/s/ William J. Warner      Director                                        May 15, 1998
------------------------
William J. Warner

                                 Exhibit Index
                                 -------------

Exhibit
Number                                   Description
---------  ---------------------------------------------------------------------
  4.1 (1)  Third Amended and Restated Certificate of Incorporation of the
           Registrant.

  4.2 (2)  Amended and Restated By-Laws of the Registrant.

  4.3 (3)  Certificate of Designation establishing Series A Junior Participating
           Preferred Stock and Certificate of Correction.

  4.4 (4)  Rights Agreement, dated as of February 29, 1996 between the
           Registrant and BankBoston, as Rights Agent.

  5        Opinion of Hale and Dorr LLP.

 23.1      Consent of Coopers & Lybrand L.L.P.

 23.2      Consent of Hale and Dorr LLP (included in Exhibit 5).

 24        Power of Attorney (included on the signature page of this Registration
           Statement).

-----------------------

(1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31,
     1995.

(2)  Incorporated herein by reference from the Registrant's Registration
     Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.

(3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31,
     1995 as filed with the Commission on April 1, 1996.

(4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996
